SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

Kimco Realty Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 New Hyde Park Road
New Hyde Park, New York 11042-0020

(Address of Principal Executive Offices)

(516) 869-9000

(Registrant’s telephone number, including area code)

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In accordance with the United States Securities and Exchange Commission’s (the “SEC”) requirement for transitional disclosure, Kimco Realty Corporation (the “Company”) is re-issuing in an updated format the presentation of its historical financial statements in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).

During the six months ended June 30, 2006, the Company sold and reclassified as held-for-sale certain properties. In accordance with SFAS 144, the Company has reported revenues, expenses, gains on disposition and loss on operating properties held for sale/sold from these properties as discontinued operations for the periods presented in its quarterly report on Form 10-Q filed on July 28, 2006 for the quarter ended June 30, 2006.

This Current Report on Form 8-K updates Items 6, 7 and 15(a)1 of the Company’s 2005 Form 10-K to reflect the revenues and expenses of those properties sold and reclassified as held-for-sale during the six months ended June 30, 2006 as discontinued operations for all periods presented. All other items of the Company’s 2005 Form 10-K remain unchanged. This reclassification has no effect on the Company’s previously reported financial position, cash flow, net income or net income per common share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006		KIMCO REALTY CORPORATION
(registrant)

	By:	/s/ Michael V. Pappagallo

	Name:	Michael V. Pappagallo
	Its:	Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations Consolidated Financial Statements